G.T.T. INCORPORATED

                              SHOPPING CENTER LEASE

For valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the rents and covenants hereinafter set forth, Landlord hereby leases and demises to Tenant, and Tenant hereby leases and takes from Landlord the "Demised Premises", described hereinafter, on the terms and conditions set forth in the Fundamental Lease Provisions, Articles I through LV, set forth hereinafter and the attached Exhibits "A" through "D", all of which cumulatively are the Lease Agreement.

                          FUNDAMENTAL LEASE PROVISIONS

A. Date: This 27TH day of JUNE 1995
B. Landlord: FIRST AMERICAN TITLE INSURANCE COMPANY TRUST #4551
C. Tenant: HTNZ LASER. INC., AN ARIZONA CORPORATION
   Tenant's Tradename: HOLLYWOOD TRENZ/ULTRAZONE
D. Use of Premises: INTERACTIVE ENTERTAINMENT RESTAURANT, LAZER TAG ARENA, THEMED, AND A THEMED ARCADE

E.  Center Name, Space Number and Address of Demised Premises:
              BELL CANYON PAVILIONS
              2710 WEST BELL ROAD. SUITE 1150. PHOENIX, ARIZONA  85023
F. Floor Area: The approximate floor dimensions of the Demised Premises are as follows:
              APPROXIMATELY 13,196 SQUARE FEET
G. Term: The term of this Lease shall be for a period of FIVE ( 5 ) years, and NO ( 0 ) months, commencing on the date the Certificate of Occupancy is issued (commencement date), but no later than November 1, 1995, and terminating on the date five (5) years thereafter.
H. Rental: Rental shall consist of the following:

   1. Minimum Monthly Rental during the initial year hereof shall be SEVEN-THOUSAND SIX-HUNDRED NINETY-SEVEN AND 67/100 DOLLARS ($7,697.67) plus applicable taxes, adjustments and other amounts pursuant to the terms and provisions of the Lease Agreement; to commence January 1, 1996, and

   2. The guaranteed minimum monthly rental during the original term and any subsequent option period, shall be subject to an annual increase based on the Consumer Price Index published by the United States Dept. of Labor, Bureau of Labor Statistics, Washington D.C. 20212, whichever is less.
       See Paragraph 4.2 of the Lease. Not to exceed Three and One-Half Percent (3.5%)

   3.  A Security Deposit of NO    ($-0-) payable to:

       See Addendum, Section 2, Deposit

   4. Attached hereto is an Addendum which constitutes a part of this Lease Agreement.

I.  Real Estate Commissions or Brokers:
                                       ----------------------------------------

J.  Landlord's address for Rental Payments and Notices:
    2200 EAST RIVER ROAD, SUITE 111, TUCSON, AZ 85718
    Telephone Number   (602) 299-4554

K.  Tenant's Address for Notices:  Same as home address
    Telephone Number   (305) 568-0433

    Tenant's Home Address:  3471 North Federal Highway, Ft. Lauderdale, Florida
    33306    Telephone Number   (305) 568-0433

L. Lease Guarantors: Edward R. Showalter, Individually and Personally and Robert E. Burton, Individually & Personally and, Gregory D. Smith, Individually & Personally

    See Exhibit "C" (Guarantee of Lease).

LANDLORD:                               TENANT:

FIRST AMERICAN TITLE INSURANCE          HTNZ LASER, INC. AN ARIZONA CORPORATION
      COMPANY #4551                     DBA:  HOLLYWOOD TRENZ/ULTRAZONE

By   /S/  ROBERT P. MORRIS              By   /S/  ROBERT E. BURTON
    ---------------------------              -----------------------------------
     ROBERT P. MORRIS, AGENT                    Its

                                        By   /S/  EDWARD R. SHOWALTER
                                             -----------------------------------
                                                Its

                                        By   /S/  GREGORY D. SMITH
                                             -----------------------------------
                                                Its

Date    6/27/95                         Date   June 17, 1995
      --------------------------              ----------------------------------

                               TABLE OF CONTENTS

  Fundamental Lease Provisions .........................................
  Table of Contents ....................................................

  Article I         Use ................................................

  Article 11        Premises ...........................................
  Article 111       Term ...............................................
  Article IV        Rental .............................................
  Article V         Real Estate Taxes and Rental Taxes..................
  Article Vl        Personal Property Taxes.............................
  Article Vll       Construction .......................................
  Article VlIl      Common Areas, Parking Facilities and General Welfare
  Article IX        Uses Prohibited ....................................
  Article X         Alterations and Fixtures............................

  Article XI        Maintenance and Repair .............................
  Article XII       Compliance with Laws................................
  Article XIII      Insurances and Indemnity............................
  Article XIV       Free from Liens ....................................
  Article XV        Abandonment ........................................
  Article XVI       Signs, Store Fronts and Auctions....................
  Article XVII      Utilities ..........................................
  Article XVIII     Entry and Inspection................................
  Article XIX       Damage and Destruction of Premises..................
  Article XX        Assignment and Subletting...........................

  Article XXI       Default ............................................
  Article XXII      Insolvency of Tenant................................
  Article XXIII     Surrender of Lease..................................
  Article XXIV      Sale of Premises by Landlord........................
  Article XXV       Hours of Business ..................................
  Article XXVI      Attorney Fees ......................................
  Article XXVII     Payment by Check....................................
  Article XXVIII    Security Deposit ...................................
  Article XXIX      Barriers ...........................................
  Article XXX       Holding Over .......................................

  Article XXXI      Time of the Essence.................................
  Article XXXII     Floor Load .........................................
  Article XXXIII    Eminent Domain .....................................
  Article XXXIV     Garbage, Nuisance and Receiving.....................
  Article XXXV      Nonliability for Certain Damages....................
  Article XXXVI     Picket Lines .......................................
  Article XXXVII    Waivers ............................................
  Article XXXVIII   Real Estate Commissions.............................
  Article XXXIX     Lease in Fact a Sublease ...........................
  Article XL        Acceptance of Premises..............................

  Article XLI       Estoppel Statement (Certificate)....................
  Article XLII      Rules and Regulations...............................
  Article XLIII     Competition ........................................
  Article XLIV      Notices ............................................
  Article XLV       Successors in Interest..............................
  Article XLVI      Tenant's Performance................................
  Article XLVII     Force Majeure ......................................
  Article XLVIII    Partial Invalidity .................................
  Article XLIX      Marginal Captions...................................
  Article L         Subordination, Attornment...........................

  Article LI        Recordation ........................................
  Article LII       Sale of Merchandise in Public Areas.................
  Article LIII      Relationship of Parties.............................
  Article LIV       Revision of Exhibit "A".............................
  Article LV        No Oral Agreements..................................

 SIGNATURES         ....................................................

 EXHIBITS:
 Exhibit "A"         Shopping Center Map ................................
 Exhibit "B"         Sign Criteria ......................................
 Exhibit "C"         Guarantee ..........................................

                                   EXHIBIT A

                                   SITE PLAN
                             BELL CANYON PAVILIONS

                                PHOENIX, ARIZONA



                               [GRAPHIC OMITTED]

                   [GRAPHIC CONSISTS OF BELL CANYON PAVILIONS
                               LEASING SITE PLAN]

     THIS LEASE is made and entered into on the day and year as set forth in Paragraph A of the Fundamental Lease Provisions, by and between the Landlord as delineated in Paragraph B of the Fundamental Lease Provisions and Tenant(s) as delineated in Paragraph C of the Fundamental Lease Provisions. Said Tenant(s) is executing the Lease Agreement, jointly and severally, as without regard to number or gender.

                                   WITNESSETH:

ARTICLE I - USE

     1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises, with appurtenances described as hereinafter set forth, for the purpose and use of conducting therein the business set forth in Paragraph D of the Fundamental Lease Provisions, and for no other purpose whatsoever without the prior written consent of the Landlord.

ARTICLE II -  PREMISES

     2.1 The premises leased to Tenant, together with appurtenances, are hereinafter referred to as the "demised premises" and are situated at the address, city and County in the State of Arizona as set forth in Paragraph E of the Fundamental Lease Provisions. The demised premises are situated in a portion of the Shopping Center as shown on the plat, marked Exhibit "A", and are crosshatched on the plat marked Exhibit .'A-1." Said Exhibits "A" and "A-1" are attached hereto and by this reference incorporated herein. Tenant acknowledges that said Exhibits "A" and "A-1" are tentative and subject to change by Landlord in Landlords sole discretion, so long as such changes do not materially alter the size or utility of the premises. The demised premises shall have an approximate floor area as set forth in Paragraph F of the Fundamental Lease Provisions.

     Said  floor  area  measurements  are from the  center of  common  walls and separation partitions and from the exterior of outer walls. Use of exterior walls, roof, the area beneath the demised premises (if the demised premises do not include a basement), as well as the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the demised premises and serving other parts of the Shopping Center, are reserved exclusively to Landlord.

ARTICLE III - TERM

     3.1 The term of this Lease shall be for the period set forth in Paragraph G of the Fundamental Lease Provisions, plus any fractional portion of a month hereinafter set forth. The term of this Lease, and Tenant's obligation to pay rent, shall commence on the date and year set forth in Paragraph G of the Fundamental Lease Provisions. If there is not a precise commencement date, then the term of this Lease and Tenant's obligation to pay rent shall commence on the earlier of the following dates: (a) the date which is thirty (30) days after the Landlord, or Landlord's supervising architect, notifies the Tenant that the demised premises are ready for occupancy; or (b) the date on which Tenant shall open the demised premises for business to the public. If the expiration of the said thirty (30) day period does not occur on the first day of a calendar month, or the Tenant shall have opened the demised premises for business to the public on a day other than the first day of such month, then the term hereunder shall commence on the date the demised premises are ready for occupancy or the day on which Tenant shall open the demised premises for business, whichever shall first occur, and the fractional portion of such month shall be added to the fixed term hereinabove set forth. In that event, however, the Tenant shall pay rent for the fractional portion of such month on a per diem basis (calculated on the basis of a thirty-day month) until the first day of the month when the term hereunder commences; and thereafter the minimum rent shall be paid in equal monthly installments of the first day of each and every month in advance, as hereinafter provided. If there is not a precise commencement date in the Fundamental Lease Provisions, then as soon as the commencement date has been determined, as provided herein, an Addendum to this Lease will be signed by Landlord and Tenant setting forth the actual commencement and expiration dates of the Lease term and certifying that Tenant is in occupancy and that this Lease is in full force and effect.

     3.2 Landlord and Tenant hereby agree that if the demised premises are not substantially completed, and possession delivered to Tenant on or before two (2) years from the date of execution of this Lease, then this Lease shall be deemed null and void, have no further force or effect, and any security deposit made herewith shall be promptly returned to Tenant and the parties shall have no further obligation each to the other.

ARTICLE IV - RENTAL

     4.1 Guaranteed Minimum Monthly Rental. Tenant shall pay to Landlord during the term of this Lease, as Minimum Monthly Rental for the demised premises the sums as set forth in Paragraph H-1 of the Fundamental Lease Provisions per month, which sums shall be paid in advance on the first day of each calendar month throughout the term of this Lease. Said rental shall commence on the commencement of the term of this Lease as set forth in the Fundamental Lease Provisions and Article III hereof with proration of rentals for any partial calendar month of the term. All rental to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand, at Landlord's office as designated herein, or at such other place or places as may be designated in writing from time to time by Landlord. The due date of Guaranteed Minimum Monthly Rental is the first day of each calendar month. Guaranteed Minimum Monthly Rental not actually received by Landlord within seven (7) days of its due date is in default. Guaranteed Minimum Monthly Rental in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance thereof, as a late charge. (Any portion of a month shall be deemed a whole month in calculating any late charge throughout this Lease Agreement.) In addition, Tenant agrees to pay a $25.00 service charge on checks returned by Tenant's bank marked "insufficient funds." Landlord hereby acknowledges from Tenant the sum set forth in Paragraph H-3 of the Fundamental Lease Provisions to be held by Landlord without liability for interest thereon, as a deposit to secure the performance by Tenant of all the terms, covenants and conditions of this Lease to be performed on Tenant's part and to remedy any defaults thereof by Tenant, including but not limited to timely payment of Minimum Monthly Rental, increases thereto, real and personal property taxes, insurance, common area maintenance charges, repairing damage to the demised premises and to clean and restore the demised premises on termination of this Lease.

     4.2 Annual Increases. The Minimum Monthly Rent to be paid by Tenant during the term of the original lease and any option period thereafter shall be increased on an annual basis as follows:

          (a) Landlord shall have the right, in its sole discretion, to choose the Consumer Price Index for All Urban Consumers (All Items Indexes) (1982- 84 =
100) or similar formula or table published by the United States Bureau of Labor Statistics (the "Index") to be used in adjusting the Minimum Monthly Rent.

          (b) The Index for the month in which this Lease Term commences ("Base Month") shall be compared with the same calendar month for each subsequent year of the Lease Term ("Adjustment Month").

          (c) The Minimum Monthly Rent payable during each subsequent year shall be the sum of (i) the Minimum Monthly Rent payable during the year immediately preceding the Adjustment Month plus (ii) that same amount multiplied by a fraction, the numerator of which is the amount by which the Adjustment Month Index exceeds the immediately preceding Adjustment Month Index and the denominator of which is the immediately preceding Adjustment Month Index. Notwithstanding the foregoing, the Minimum Monthly Rent shall be increased by no more than three arid one-half percent to 5%, of the Minimum Monthly Rent savable daring

          (d) During the Adjustment Month and continuing until such time as the Index for the Adjustment Month is published, Landlord shall be entitled to estimate the Index for the Adjustment Month and shall have the right to use such estimate to adjust the MInimum Monthly Rent in accordance with this Lease. At such time as the Index for the Adjustment Month is published, the Minimum MOnthly Rental shall be adjusted in accordance with such Index and Landlord shall determine whether its estimate of the Index resulted in Tenant overpaying or under paying the Minimum Monthly Rent during the period such estimate was being used. In the event Tenant has overpaid the Minimum Monthly Rent, Landlord shall credit Tenant with the amount of such overpayment on the next monthly installment of rent. In the event Tenant has underpaid the Minimum Monthly Rent, Tenant shall pay all additional amounts due within fifteen (15) days after written notice from Landlord that such additional amounts are due. If Landlord elects not to estimate the Index for the Adjustment Month, at such time as the Index for the Adjustment Month is published, Tenant shall pay any underpayment of Minimum Monthly Rent with the next installment of Minimum Monthly Rent becoming due.

          (e) If the official base of the Index changes from the base upon which the Base Month Index is computed, such Index shall thereafter be adjusted to the base upon which said Base Month Index is determined before the computation indicated above is made. If the United States Bureau of Labor Statistics at anytime hereafter discontinues publication of a Consumer Price Index or similar formula or table, a comparable index, formula or table generally accepted and employed by the real estate profession shall be used, as determined by Landlord.

          The due date of Annual Increases is the first day of each calendar month as it becomes effective. Annual Increases not actually received by Landlord within seven (7) days of their due date are in default. Annual Increases in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance thereof as a late charge.

     4.3 Additional Rental and Impounds. In addition to the Guaranteed Minimum Monthly Rental and the Annual Percentage Increases hereinabove agreed to be paid by Tenant, said Tenant shall pay to Landlord, at the time and in the manner herein specified, additional rent as follows:

     (a) Real estate taxes and rental taxes as set forth in Article V of this Lease;

     (b) Personal property taxes as set forth in Article Vl of this Lease;

     (c) Parking and Common Area expenses, as set forth in Article VlIl of this Lease;

     (d) Building repair and maintenance expenses, as set forth in Article XI of this Lease;

     (e) Insurance and extended coverage costs, as set forth in this Article and in Article XlIl of this Lease

     (f) Utilities, as set forth in Article XVII of this Lease; and

     (g) A supervisory/management fee to Landlord for the services provided hereunder not to exceed fifteen percent (15%) of the total of the amounts payable pursuant to Article IV, items 4.3(a) through 4.3(f), of this Lease.

     Tenant is obligated under this Lease to reimburse Landlord as additional rental for Tenant's share of certain costs and expenses, which include real estate taxes, rental taxes, business taxes, Parking and Common Area expenses, personal property taxes, building repair and maintenance expenses, fire and liability insurance expenses, utilities and a management fee. It is agreed that rather than bill and collect said additional rental after the increases are incurred, Landlord may estimate Tenant's share of said costs and expenses, excluding building repair and maintenance expenses for a period of not more than twelve (12) months in advance, and may collect and impound Tenant's estimated share in advance, on a monthly basis. On or before April 1st of each year (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a reconciliation of any of Tenant's accounts which are impounded for the twelve
(1Z) month period ending the preceding December 31st. Said reconciliation shall set forth in reasonable detail the costs and expenses paid by Landlord and shall include a computation as to Tenant's pro rata share. If Tenant has paid more than Tenant's share of said costs and expenses in payments of impounds, Landlord shall accompany said reconciliation with a refund of the overpayment. In the event of an underpayment, Tenant shall pay to Landlord the amount of said underpayment within ten (10) days after the date of mailing of the statement of reconciliation (due date). Tenant's payment of the amount of said underpayment is in default if not received by Landlord within ten (10) days of the due date. The amount of said underpayment in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance thereof as a late charge. Failure of Landlord to provide said reconciliation on or before April 1st of each year will not waive any of Landlord's rights hereunder but will extend Landlord's overpayment date and/or Tenant's underpayment date by a period of time equal to that between April 1st and the date the reconciliation is received by Tenant.

     If Landlord elects to impound any of the above costs and expenses, except for building repairs and maintenance expenses, as set forth in Article XI, Tenant's estimated share of said costs and expenses shall be payable as additional rental on a monthly basis. The impounded costs and expenses are due as additional rental on the first (1st) day of the month and if not actually received by Landlord within seven (7) days of their due date are in default. Impound amounts which are in default are subject to an additional charge of five percent (5%) per month on the unpaid balance thereof as a late charge.

     If any rental or additional rental set forth hereunder is not paid on or before the due date on two (2) or more separate occasions in any calendar year, then at Landlord's sole option, Landlord may demand thereafter that all rental and additional rentals be paid quarterly in advance. Nothing shall be construed herein as requiring Landlord to accept any rental or additional rental if rendered after the due date.

ARTICLE V - REAL ESTATE TAXES AND RENTAL TAXES

     5.1 In addition to all the rentals herein reserved, the Tenant shall pay to Landlord an amount equal to the annual real estate taxes and assessments levied upon and assessed against the demised premises for each year of the term of this Lease, together with a pro rata share of taxes and assessments on the parking and common areas of the Shopping Center. If the demised premises are not separately assessed, together with a pro rata share of taxes and assessments on the parking and common areas, then the applicable taxes and assessments on the demised premises shall be determined by the ratio that the gross floor area of the demised premises (including second floors, if any), bears to the total floor area (including second floors, if any), of the building or buildings which include the demised premises and for which a separate assessment is made as such taxes are assessed in that separate tax parcel. If such separate assessment does not reflect the pro rata share of the parking and common area based upon the ratio of building to parking and common area shown on Exhibit "A" (attached hereto and by this reference incorporated herein as though set forth in full), Landlord shall make an appropriate adjustment to reflect the pro rata share of the taxes paid by Landlord and to be reimbursed by Tenant for the use of the demised premises.

     5.2 Any such tax for the years in which this Lease commences and/or ends shall be apportioned and adjusted. Any assessment for the years in which this Lease commences and/or ends which may be levied against or upon the demised premises and which, under the laws then in force, may be evidenced by improvement or other bonds, or may be paid in annual installments, shall be apportioned. Tenant shall have no obligation to continue such payments accruing after the termination of this Lease.

     5.3 The term "real estate taxes" as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements, constituting the demised premises and all assessments levied against said demised premises, but shall not include personal income taxes, inheritance taxes, or franchise taxes levied against Landlord, but not directly against said property, even though such taxes shall become a lien against said property.

     5.4 Tenant shall pay as additional rental to Landlord any and all excise privilege and other taxes other than net income I and estate taxes levied or assessed by any federal, state or local authority upon the rent received by Landlord herein. I Tenant shall be responsible for any tax imposed upon Landlord by any governmental authority (referred to herein as "rental taxes") which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease.

     5.5 Said taxes as additional rental are due ten (10) days after the date of mailing (due date) of a statement therefor, and are in default if not actually received by Landlord within ten (10) days of the due date. Additional rental in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance thereof as a late charge.

     5.6 If at any time during the term of this Lease, under the laws of the State of Arizona, or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed against Landlord on account of the rental expressly reserved hereunder, such tax or excise on rents or other taxes shall be deemed to constitute real estate taxes on the improvements on the demise premises for the purpose of this Article V.

     5.7 Tenant shall also pay ad additional rental Tenant's prorata share of any attorneys' fees and costs incurred in the protest and/or appeal of any real estate or other taxes attributable to the Shopping Center and the premises.

ARTICLE Vl - PERSONAL PROPERTY TAXES

     6.1 During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises and, when possible, Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. If any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay as additional rental to Landlord Tenant's share of such taxes within ten (10) days after written demand by Landlord to Tenant setting forth the amount of such taxes applicable to Tenant's property. Landlord will estimate the amount of such taxes next due and impound as additional rental from Tenant on a monthly basis Tenant's estimated obligation as set forth hereinabove.

ARTICLE Vll -  CONSTRUCTION

     7.1 Landlord agrees that it will, at Landlord's sole cost and expense, after the execution of this Lease, commence and pursue to completion the construction of the improvements to be erected by Landlord to the extent shown on Exhibit "B" "attached hereto and by this reference incorporated herein as though set forth in full). Except for the construction of improvements listed on Exhibit "B", as Landlord's responsibility, Tenant shall be solely responsible for the cost of all improvements to the demised premises, including any and all permit fees, utility connections and charges, license fees or other fees or charges with reference to the use and improvement of the demised premises by Tenant and the operation of Tenant's business on the demised premises. Except as specifically delineated on Exhibit "B" as Landlord's responsibility for Tenant improvements, Tenant agrees and does hereby accept the premises in its "as is" condition, on the date of the execution of this Lease.

ARTICLE VIII - COMMON AREAS. PARKING FACILITIES AND GENERAL WELFARE

     8.1 Common Areas of the Shopping Center are those areas which are not demised to any Tenants individually, but which are available to Tenant and others for their non-exclusive use for such purposes as ingress and egress, roadways, sidewalks, parking and landscaping. Landlord covenants that the common and parking areas of the Shopping Center of which the demised premises are a part shall be available for the non-exclusive use of Tenant during the full term of this Lease, or any extension of the term hereof.

     8.2 Prior to the date of Tenant's occupation of the demised premises, Landlord shall cause substantially all of said common and parking areas to be graded, black-topped, lighted and appropriately marked and landscaped at no expense to Tenant and shall cause the same to be maintained in good condition and repair during the entire term hereof.

     8.3 Landlord shall keep (or cause to be kept by others if Landlord is not responsible for management of the Shopping Center), said automobile parking and common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner hereinafter set forth. Landlord's Common Area Operating Expenses ("Operating Expenses") are intended to be inclusive of all costs of operating, owning, managing, and maintaining the common area (specifically excluding, however, Landlord's principal and interest payments on its obligations secured by mortgages, deeds of trust, or other security instruments which constitute liens upon the Shopping Center or its constituent parts or machinery or equipment, rents payable by Landlord to any ground lessor of all or any part of the Shopping Center, and Landlord's general income taxes, inheritance taxes, or estate taxes) and may include but shall not be limited to:
(i) all utility expense not separately metered to and paid by Tenants; (ii) all costs and expenses of repairing, operating, and maintaining any heating, ventilating or air conditioning system and equipment and component parts for the common area or any portion thereof, including the cost of all utilities required in the operation thereof; (iii) all taxes, assessments, and other impositions and charges which may create a statutory lien upon the Shopping Center, the equipment or personal property used in the operation, ownership, management, or maintenance of the Shopping Center common area, or the premises, which are assessed, levied or imposed during the term of this Lease, and any tax, levy or license fee measured by the rent payable by Tenant under this Lease, or any obligation incurred by Landlord to any governmental entity as a result of its ownership of the premises any interest in this Lease, or the Shopping Center, whether or not such obligation is otherwise imposed on Landlord or Tenant; (iv) all of Landlord's costs and expenses in maintaining hazard, liability, and rent loss insurance procured under the provisions of this Lease and such other insurance as Landlord deems to be appropriate for the common area; (v) all costs and expenses of maintenance, repair, and replacement of common area lighting, pavement, parking area, striping, signing, seasonal decorations, sidewalks, music service, traffic control structures, curbs, gutters, landscaping, sprinkling systems, storm drainage systems, any utility systems, and electrical and mechanical components and equipment; (vi) all costs and expenses of maintenance, repair, painting, repainting, and replacement of the common area structures and their component or operative parts and finishes, including floors, ceilings, fences, walls, roofs, skylights and windows; (vii) all costs and expenses of gardening and other landscaping upkeep; (viii) all costs and expenses for fire protection, sprinkling systems, communications systems, fire hydrant charges, water services, gas services, sanitation and sewer services, snow removal, trash and rubbish collection and removal services, facilities, and devices; (ix) depreciation on machinery and equipment used in any maintenance activity or in the provision of any service; (x) all costs and expenses of janitorial, sweeping, or their services for cleaning any of the common area or any component part; (xi) the cost of all supplies; (xii) all sales or use taxes incurred in connection with any other Operating Expense activity, purchase, or use; (xiii) all costs incurred in promotion and advertising of the Shopping Center; (xiv) all costs and expenses incurred for wages, compensation, benefits, insurance premiums, withholding, social security, and unemployment contributions or exactions for personnel employed to provide any operating, management, or maintenance service, (xv) fees for required licenses and permits; (xvi) fees and charges for professional management of the Shopping Center; (xvii) the fees and expenses incurred for accounting, inspection, consulting, and legal services pertaining to the management, owning, operating, or maintenance of the common area; (xviii) reasonable reserves for operating Expenses, deficiencies and for replacements; (xix) any capital improvement or structural repairs to effect other Operating Expense savings, or required by any change in the laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the common area, the costs of which shall be amortized in accordance with applicable governmental regulations, or, at Landlord's election, over the useful life of the capital improvements or structural repair; and (xx) any other cost or expense reasonably incurred in the operation, ownership, management, and maintenance of the common area, or otherwise stated to be an Operating Expense by other provisions of this Lease.

     If various parcels within the Shopping Center are or shall become separately managed, Landlord shall be responsible for maintaining only parcels of which the demised premises are a part and other parcels Landlord is charged with maintaining.

     8.4 Landlord shall send to Tenant an annual statement itemizing, in reasonable detail, the total Parking and Common Area Expenses, and Tenant shall pay as Additional Rental to Landlord Tenant's share of such expenses. Tenant's pro rata share shall be determined by the ratio that the number of square feet of gross floor area in the demised premises bears to the total number of square feet of gross floor area of all buildings in the Shopping Center which have been completed as of the commencement of the billing period. If the Shopping Center of which the demise premises are a part consists of more than one subdivided parcel, Landlord may elect to determine Tenant's pro rate share of Parking and Common Area Expenses based upon the ratio that the number of square feet of gross floor area in the demised premises bears to the total number of square feet of the gross floor area of all building which have been completed as of the commencement of the billing period in the subdivided parcel in which the demised premises are a part multiplied by the pro rata share of the Parking and Common Area Expenses for such subdivided parcel. There shall be an appropriate adjustment of Tenant's share of the expenses as of the commencement and expiration of the term of this Lease. The term "gross floor area" shall mean ground floor area and second floor area, if any, with measurements from the outside of exterior walls and from the center of interior walls. Said Additional Rental is due ten (10) days after the date of mailing (due date) of the statement therefor and is in default if not actually received by Landlord within the ten (10) days after the due date. Additional Rental in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance as a late charge.

     8.5 Tenant, for the use and benefit of Tenant, Tenant's agents, employees, customers, licensees and subtenants, shall have the nonexclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said Parking and Common Areas during the entire term of this Lease, or any extension thereof, for ingress and egress, roadway, sidewalk and automobile parking; provided, however, Tenant and Tenant's employees shall park their automobiles in those areas designated for employee parking, or at Landlord's written request shall park their automobiles outside of the Shopping Center, provided all other tenants within the Shopping Center are required to do the same.

     8.6 Tenant, in the use of said Parking and Common Areas, agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said Common and Parking Areas. However, in no event shall Tenant permit, allow or place any type of circulars or ads on vehicles parking in the common and parking areas. Tenant shall not use any common area, including the space directly adjacent to the demised premises, for sales or displays.

     8.7 Tenant shall, at Tenant's sole expense, arrange for the collection of Tenant's trash on a daily basis, unless Landlord elects to provide trash collection as a part of the Parking and Common Area, and has so advised Tenant in writing, and Tenant has written authorization from Landlord to use the trash container. Under no circumstances shall Tenant permit trash to accumulate beyond a daily basis.

     8.8 Notwithstanding anything contained herein to the contrary, any condemnation or other taking by any public authority or sale in lieu of condemnation of any or all of such Parking or Common Areas shall not constitute a violation of this Lease. Landlord reserves the right at all times to change the dimensions and location of the Parking and Common Areas including, but not limited to, entrances, exits traffic lanes and the boundaries and locations of such parking area or areas. In addition, Landlord reserves the right at ail times to change the dimensions, identity and type of any building improvements within the Shopping Center subject to no restrictions whatsoever. This Lease shall be subordinate to any agreement existing as of the date of this Lease or subsequently placed upon the real property of which the demised premises are a part, which Agreement provides for Reciprocal Easements and Restrictions pertaining to the Parking and Common Areas, and in the event of conflict between the provisions of such Agreement(s) and this Lease the provisions of said Agreement(s) shall prevail.

ARTICLE IX - USES PROHIBITED

     9.1 Tenant shall not use or permit said demised premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which said demised premises are hereby leased; and no use shall be made or permitted to be made of said demised premises, nor acts done, which will increase the existing rate of insurance upon the building of which said demised premises may be located (once said rate is established), or cause a cancellation of any insurance policy covering said building or any part thereof. Tenant shall not sell or permit to be kept, used or sold in or about said demised premises any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at Tenant's sole cost, comply with any and all requirements pertaining to the use of said demised premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering said building and appurtenances. If Tenant's use of the demised premises, recited in Paragraph D of the Fundamental Lease Provisions and
Article I hereof, results in a rate increase for the building of which the demised premises are a part, Tenant shall pay annually on the anniversary date of this Lease, as additional rent and without proration, a sum equal to that of the additional premium occasioned by said rate increase.

ARTICLE X - ALTERATIONS AND FIXTURES

     l0.l Tenant shall not make or suffer to be made any alterations of the demised premises, or any part thereof without the prior written consent of Landlord and the prior receipt by Landlord of a copy of Tenant's building permit and plans. Any additions to or alterations of said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord or, at Landlord's option, Tenant will remove any said additionns, alterations or trade fixtures and restore the premises at Tenant's sole cost and expense to the condition received by Tenant as of the commencement date of this Lease. Any such alterations shall be in conformance with the requirements of all municipal, state and federal authorities.

     Tenant agrees to promptly fixturize the store in a manner comparable to a store of similar nature.

     Tenant is solely responsible for all costs associated with any additions or alterations to the demised premises performed by or for Tenant, including any and all permit fees, license fees, utility charges or other fees or charges, except those costs expressly agreed to be paid by Landlord under the terms of this Lease.

ARTICLE XI - MAINTENANCE AND REPAIR

     11.1 Tenant shall, subject to Landlord's obligations as hereinafter provided, at all times during the term hereof, and at Tenant's sole cost and expense, keep, maintain and repair the building and other improvements upon the demised premises in good and sanitary order and condition (except as hereinafter provided) including, without limitation, painting, the maintenance and repair of any store front, doors, window casements, plate glass replacement if cracked or broken, glazing heating and air conditioning systems, plumbing, pipes, electric wiring and conduits. Tenant hereby waives all rights to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by the provisions of the Arizona Revised Statutes. By entering into the demised premises, Tenant hereby accepts said demised premises as being in good and sanitary order, condition and repair, and Tenant agrees on the last day of said term, or sooner termination of the Lease to surrender the demised premises with appurtenances, in the same condition as when received, reasonable use and wear thereof excepted. Tenant shall periodically sweep and clean the sidewalks adjacent to the demised premises, as and when needed. If any maintenance or repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant, Landlord may at Landlord's option make such maintenance or repairs without liability to Tenant for any loss or damage which may result to Tenant's stock or business by reason of same. Tenant shall pay to Landlord upon demand as additional rental hereunder the cost of same plus interest at the rate of five percent (5%) per month from the date of payment by Landlord until repaid by Tenant, as a late charge.

     11.2 Landlord shall, subject to Tenant's reimbursement as herein provided, maintain in good repair the exterior walls, roof and sidewalks. Tenant agrees that it will not permit or authorize any person to go onto the roof of the building of which the demised premises are a part without the prior written consent of Landlord. Said consent will be given only upon Landlord's satisfaction that any repairs necessitated as a result of Tenant's action will be made by Tenant, at Tenant's expense, and will be made in such a manner so as not to invalidate any guarantee relating to said roof. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need of such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Landlord may at Landlord's sole discretion arrange for a maintenance contract of all roof structures, the cost of which shall be Tenant's responsibility as to Tenant's pro rata share thereof. Tenant shall pay, as Additional Rental to Landlord, Tenant's pro rata share of the cost of said repairs and maintenance incurred by Landlord. Said pro rata share shall be determined according to the area of the demised premises including second floor or mezzanine, if any, as it relates to the total leasable area of the building which contains the demised premises. Said Additional Rental is due ten (10) days after the date of mailing (due date) of the statement therefor, and is in default if not received by Landlord within ten (10) days of the due date. Additional Rental in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance as a late charge.

     11.3 With regard to the heating and air conditioning system, Landlord may require Tenant to obtain and maintain (and furnish evidence thereof to Landlord) a maintenance contract from a certified air conditioning maintenance firm, which contract shall provide for periodic inspection and servicing in accordance with generally accepted standards of maintenance in the County in which the demised premises are situated. In the alternative, Landlord may provide said maintenance, but all of the expenses in connection with the maintenance of said heating and air conditioning system shall be charged and prorated to Tenant. Tenant's pro rata share to be paid pursuant to this provision shall be calculated pursuant to the same ratio as hereinabove defined in Article VIII, Paragraph 8.4.

ARTICLE XII - COMPLIANCE WITH LAWS

     12.1 Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of said premises, and shall faithfully observe in said use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use shall be conclusive of that fact as between the Landlord and Tenant. Unless otherwise stated, Tenant is responsible for obtaining and conforming to the requirements of any and all business licenses and/or building permits.

     12.2 Tenant shall not commit or suffer to be committed any waste upon the demised premises or any act, nuisance or other thing which may disturb the quiet enjoyment of Landlord or any other Tenant or Business Invitees in the Shopping Center in which the demised premises may be located.

ARTICLE XIII - INSURANCES AND INDEMNITY

     13.1 Tenant as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord for damages to fixtures, goods, wares and merchandise in, upon, or about said demised premises and for injuries to persons in or about said demised premises from any cause arising at any time; and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or the fixtures, goods, wares, and merchandise of any person, arising from the use of the demised premises by Tenant or from the failure of Tenant to keep the demised premises in good condition and repair as herein provided. Tenant hereby waives all claims against Landlord for damage to fixtures, goods, wares and merchandise in, upon or about said demised premises and for injuries to persons in or about said demised premises resulting from the operation of a motor vehicle. Tenant holds Landlord exempt and harmless from any damage or injury to any person, or the fixtures, goods, wares, and merchandise of any person, resulting from the operation of an automobile.

     13.2 (a) During the term of this Lease, unless Landlord in writing requires otherwise as provided herein, Tenant shall at Tenant's sole cost and expense (but for the mutual benefit of Landlord and Tenant), maintain comprehensive public liability insurance, including contractual liability specifically including the hold harmless provisions contained in this Lease, and a cross-liability clause against claims for personal injury, death or property damage occurring in, upon or about the demised premises and on any sidewalks directly adjacent to the demised premises. The limitation of liability of such insurance shall not be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) with respect to injury or death to one person, and not less than One Million and No/100 Dollars (%1,000,000.00) with respect to any one accident, and not less than One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to property damage. Such insurance shall be carried with companies satisfactory to Landlord, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least twenty (20) days prior to cancellation of such insurance. All such policies of insurance shall name Landlord as an additional insured and shall provide that it is primary insurance to and noncontributing with any other insurance available to Landlord. Such policies of insurance or copies thereof (or at Landlord's option a valid certificate of insurance) shall be delivered to Landlord prior to commencement of Tenant's occupancy hereunder, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may in Landlord's sole discretion obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus interest at the rate of five percent (5%) per month from the date of payment by Landlord until repaid by Tenant, as a late charge.

          (b) In the alternative, and only upon precise written notice by Landlord, said Landlord may elect to provide the insurance, but the total cost and expense thereof shall be charged and prorated to Tenant; in such event Tenant agrees to pay as additional rental, within ten (10) days' written demand by Landlord, Tenant's pro rata share of said insurance cost. Tenant's pro rata share shall be computed as the ratio that the number of square feet of gross floor area in the demised premises bears to the number of square feet of the gross floor area of all Landlord's buildings in the Shopping Center. If the insurance premium is based upon total retail sales, then Tenant's share shall be computed as the ratio that Tenant's total retail sales bears to the total retail sales of all tenants in the Shopping Center.

     13.3 (a) During the term of this Lease, Tenant shall, unless Landlord in writing requires otherwise as provided herein at Tenant's sole cost and expense, insure and keep the demised premises insured against loss or damage by fire, maintaining extended coverage and multiple perils insurance for not less than one hundred percent (100X) of its full replacement value, such insurance to be made payable in case of loss solely to Landlord, the proceeds of which will be utilized in the manner specified in Article XIX hereof. Such insurance shall be carried with companies satisfactory to Landlord, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least twenty (20) days prior to cancellation of such insurance. All such policies of insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and protection of the parties, and such policies of insurance shall be delivered to Landlord prior to commencement of Tenant's occupancy hereunder and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus interest at the rate of five percent (5%) per month from the date of payment by Landlord until repaid by Tenant, as a late charge.

          (b) In the alternative, at option of Landlord, and only upon Landlord's written instruction, said insurance coverage for the demised premises will be incorporated in the policies of fire and extended coverage insurance that Landlord places on all or part of the remaining portion of the premises, and Tenant agrees to pay, as additional rent within ten (10) days of written demand by Landlord, Tenant's pro rata share of said insurance cost. Tenant's pro rata shake to be paid shall be computed as the ratio that the Tenant's total gross building floor area (as that term is defined in Article Vl11, Paragraph 8.4) bears to the total gross building floor area so insured.

     13.4 During the lease term, Tenant shall maintain in full force on all of Tenant's fixtures, equipment, exterior signs and leasehold improvements in or appurtenant to the demised premises a policy or policies of fire insurance with an extended coverage endorsement for not less than ninety percent (90%) of their insurable value. All of the provisions of Paragraph 13.3 hereof shall apply hereto, except that all of the proceeds of such policy, although paid to Landlord, shall be used for the repair or replacement of the fixture(s) so insured.

     13.5 If the specified use herein permits food preparation and sales as a restaurant or food take-out service or similar use, Tenant shall install and maintain at Tenant's sole cost and expense any fire protective systems in grill, deep fry and cooking areas which are required by Landlord or city, county or state fire ordinances, and such systems shall qualify for full fire protective credits allowed by the fire insurance rating and/or regulatory bodies in whose jurisdiction the demised premises are located.

ARTICLE XIV - FREE FROM LIENS

     14.1 Tenant shall keep the demised premises and the property in which the demised premises are situated completely free and clear from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant.

ARTICLE XV - ABANDONMENT

     15.1 Tenant shall neither vacate nor abandon the demised premised at any time during the term of this Lease. If Tenant shall abandon, vacate or surrender the demised premises or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the demised premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Except when caused by construction or remodeling on the demised premises, a period of five (5) consecutive days during which the demised premises are not regularly open for business shall be deemed an abandonment for purposes of this Lease, without regard to whether Tenant is or is not in default in the payment of rent.

ARTICLE XVI - SIGNS, STORE FRONTS AND AUCTIONS

     16.1 Tenant shall not without Landlord's prior written consent: make any changes to or paint the store front; install any exterior lighting, decorations or paintings; erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the demised premises. All signs, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Shopping Center from time to time in the exercise of Landlord's sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance and use. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of any building in the demised premises.

     16.2 Tenant agrees to furnish and install, at Tenant's own expense, all signs, conforming to the Landlord's sign criteria and construction drawings which shall be provided to Tenant upon Tenant's written request. Exhibit "B" is attached hereto and by this reference incorporated herein as though set forth in full. Said signs are to be in place no later than thirty (30) days following the date Tenant opens for business. Landlord shall provide power to the sign locations. Tenant shall submit five t5) copies of drawings of signs and receive Landlord's written approval prior to the ordering or placement of any sign. All expenses in connection with the maintenance and operation of such signs shall be paid for by Tenant.

     16.3 Tenant shall keep Tenant's signs, exterior lighting and display windows lit during those hours that Landlord in Landlord's sole discretion may reasonably require.

     16.4 Tenant shall not conduct or permit to be conducted any going out of business sale or any sale by auction in, upon, or from the demised premises, whether said auction be voluntary, involuntary, pursuant to any assessment for the payment of creditors or pursuant to any bankruptcy or other solvency proceeding.

     16.5 The Tenant may not display or sell merchandise, or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of any building in the demised premises. Tenant further agrees not to install any exterior lighting, amplifier or similar devices or use in or about the demised premises any advertising medium which may be heard or seen outside any building in the demised premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

     16.6 Tenant shall not without Landlord's prior written consent display or sell merchandise outside the defined exterior walls and permanent doorways of the demised premises.

ARTICLE XVII - UTILITIES

     17.1 Tenant shall pay before delinquent all charges for water, gas, heat, electric power, telephone service and all other services of utilities, including any additional connection, or other fees required to be paid as the result of Tenant's use of the demised premises. If any utility is not separately metered, Tenant agrees to reimburse Landlord for the cost of said service as additional rental. Said additional rental is due ten (10) days after the date of mailing (due date) of the statement therefor, and is in default if not received by Landlord within ten (10) days after the due date. Additional rental in default shall be subject to an additional charge of five percent (5%) per month on the unpaid balance as a late charge. Landlord may estimate the amount of said service of utilities which are not separately metered and collect and impound as additional rental from Tenant on a monthly basis, the amount of Tenant's pro rata share to be determined pursuant to the formula set forth in Article Vl11, Paragraph 8.4 hereof.

     17.2 If Tenant fails to pay any utility charges as set forth herein and Landlord is held liable therefor by the utility company, then such nonpayment by Tenant shall be deemed a material breach of this Lease and an event of default under this Lease. Notwithstanding any other provisions of this Lease, upon service of a written notice by Landlord to Tenant of such event of default for failure to pay such utility charges and Tenant's failure to cure said default within three (3) days of the service of said notice, Landlord may terminate this Lease.

     17.3 As to any of the utilities set forth in Paragraph 17.1 hereof or furnished by the Landlord pursuant to Article XVII hereof, it is expressly agreed that they are rendered only under an express contract created by this Lease and that the Landlord may at any time discontinue furnishing any such services without obligation to Tenant other than to connect the demised premises to the public utility, if any, furnishing such services. Landlord shall not be liable to Tenant for any interruption whatsoever in utility services.

ARTICLE XVIII - ENTRY AND INSPECTION

     18.1 Tenant shall permit Landlord and Landlord's agents to enter into and upon the demised premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the building in which said demised premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of nonliability for alterations, additions or repairs or for the purpose of placing upon the property in which the demised premises are located any usual or ordinary "For Sale' signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the demised premises thereby occasioned. Tenant shall permit Landlord, at any time within sixty (60) days prior to the expiration of this Lease, to place upon said demised premises any usual or ordinary "For Lease" signs and during such sixty
(60) day period Landlord or Landlord's agents may during normal business hours enter upon said demised premises and exhibit same to prospective tenants.

     18.2 Upon request, Tenant shall provide Landlord with a key to the premises for purposes of emergency entry by Landlord or Landlord's agents. Use of this key is to be restricted to emergency situations or as permitted by Tenant under the provisions hereof.

ARTICLE XIX - DAMAGE AND DESTRUCTION OF PREMISES

     19.1 In the event of the partial destruction of the demised premises or if the said demised premises are declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to said demised premises or the building of which the demised premises is a part, then Landlord may in Landlord's discretion make said repairs provided Tenant gives to Landlord thirty
(30) days written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any wise annul or void this Lease except that Tenant shall be entitled to a proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant. However, if during the last twenty-five percent (25%) of the term of this Lease the demised premises were damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five percent (25%) of its then replacement cost (excluding foundations), Landlord may within thirty (30) days following the date such damage occurs terminate this Lease by written notice to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs this Lease shall continue in full force and effect and the Guaranteed Minimum Rental shall be proportionately reduced as hereinabove provided. If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

     19.2 The foregoing to the contrary notwithstanding, if the building of which the demised premises is a part is damaged or destroyed at any time during the term hereof to an extent of more than twenty-five percent (25%) of its then replacement cost (excluding foundations) as a result of a casualty not insured against, Landlord may within thirty (30) days following the date of such destruction terminate this Lease upon written notice to Tenant. If Landlord does not elect to so terminate because of said uninsured casualty, Landlord shall promptly rebuild and repair said building, and Tenant's rental obligation shall be proportionately reduced as hereinabove provided.

     19.3 Landlord's obligation to rebuild and repair under this Article XIX shall be limited to restoring the demised premises to substantially the condition in which they existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant, or by Landlord at the expense of Tenant (whether or not technical title may be in Landlord by terms of this Lease or otherwise), all of which shall be restored by Tenant at Tenant's sole cost and expense.

     19.4 Each party hereto waives the entire right of recovery each may have against the other, their officers and employees, on account of loss or damage, including consequential loss, to the demised premises and property in and about the demised premises arising from any cause which could be insured against by fire and extended coverage insurance whether or not such insurance is in force. If such insurance is now in force, or is hereafter acquired, each party agrees to notify its insurance carrier that it has waived its entire right of recovery against the other as aforesaid including right of subrogation by said insurer.

     19.5 In respect to any partial destruction (including any destruction necessary in order to make repairs required by any such declaration of any authorized public authority) which Landlord is obligated to repair or may elect to repair under the terms of this Article XIX, Tenant waives any statutory right it may have to cancel this Lease as a result of such destruction.

ARTICLE XX - ASSIGNMENT AND SUBLETTING

     20.1 Tenant shall not assign this Lease, or any interest therein, and shall not sublet the demised premises or any part thereof, or any right or privilege appurtenant thereto or permit any other person (the agents and servants of Tenant excepted) to occupy or use the demised premises, or any portion thereof, without first obtaining the written consent of Landlord. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to an assignment shall not release the original named Tenant from liability for the continued performance of the terms and provisions on the part of Tenant to be kept and performed, unless Landlord specifically and in writing releases the original named Tenant from said liability. All assignment and sublettings shall be strictly subject to the terms of this Lease. Any assignment or subletting without the prior written consent of Landlord shall be void and shall, at the option of the Landlord, terminate this Lease. Neither this Lease nor any interest therein is assignable, as to the interest of Tenant, by operation of law, without the prior written consent of Landlord. No assignment approval by Landlord shall mean approval of a use not specifically set forth herein. Any differing of use or extension of use by Tenant or an assignee will, at the option of the Landlord, terminate this Lease. Landlord shall be entitled to any and all rentals, monies, or other considerations (on all assignments or sublettings) in excess of Tenant's rental amounts hereunder. Any cost incurred by the Landlord in connection with said assignment or subletting shall be paid by Tenant. In Landlord's sole discretion, upon Tenant's request for an assignment or subletting of the demised premises, Landlord may terminate the Lease and enter into a new Lease Agreement with any said assignee or subtenant. Shares in HTNZ Laser, Inc. will be sold to investors.

ARTICLE XXI -  DEFAULT

     21.1 Any of the following shall constitute a default under the terms of this Lease:

          (a) The default in the payment of any installment of rent or any other sum or payment anywhere in this Lease herein specified to be paid by Tenant and the continuation of such default for five (5) days;

          (b) Default, partial or otherwise, under the provisions of Articles XV, XVI, XX, XXII, XXV and XXVIII herein upon three (3) days' written notice of said default.

          (c) The default in the observance or performance of any of the Tenant's covenants, agreements or obligations hereunder, other than those described in paragraph 21.1 (a) and (b) above, if such default shall not be cured within thirty (30) days after Landlord shall have given Tenant written notice specifying such default or defaults or in the case of a default which cannot be cured with due diligence within a period of thirty (30) days after Tenant is given such written notice, if Tenant shall not have begun proceedings to cure the same, or if Tenant shall not prosecute the curing of such default as rapidly as possible under the circumstances.

     21.2 In the case of such default or defaults described in paragraph 21.1 above, then Landlord, besides other rights or remedies Landlord may have, shall have the immediate right of re-entry without notice to Tenant, and may change all locks to prohibit Tenant's access, and remove all persons and property from the premises; and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     21.3 Should Landlord elect to re-enter, as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by Law, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in Landlord's sole discretion may deem advisable, with the right to make alterations and repairs to said premises.

     21.4 Upon such re-letting:

          (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the costs and expenses of such re-letting and of such alteration and repair incurred by Landlord and shall pay monthly the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the demised premises for such period of such reletting; or

          (b) At the option of Landlord, rents received by Landlord from such re-letting shall be applied as follows: first, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (a) and such rent shall not be promptly paid to Landlord by the new Tenant, or if such rentals received from re-letting under option (b) during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

     21.5 No such re-entry or taking possession of said premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention, specifically stating that Landlord elects to terminate, be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction.

     21.6 In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

          (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plow

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; Plus

          (c) Any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely or result therefrom; and

          (d) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

     The term "rent" or "rental payment" as used herein, shall be deemed to be and to mean the rental, rental adjustment payments and all other sums required to be paid by Tenant pursuant to the terms of this Lease. In determining the rent, exclusive of such items as real property taxes, insurance, maintenance fees and related items, which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the greater of the guaranteed minimum annual rent set forth in Article IV as adjusted by any other Article or paragraph of this Lease or the average minimum and percentage rents paid by Tenant from the commencement of the term to the time of default, or during the preceding three t3) full years, whichever period is shorter.

     As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of fifteen percent (15%) per annum. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     Tenant acknowledges that Landlord has executed this Lease in reliance on the financial information furnished by Tenant to Landlord as to Tenant's financial condition. If it is determined at any time subsequent to the date of this Lease that any of the financial information furnished by Tenant is substantially untrue or inaccurate, Tenant shall be deemed to be in default under this Lease, which default shall not be subject to cure and which shall entitle Landlord to exercise all remedies reserved by Landlord under this Lease or otherwise available to Landlord by law.

     In the event of a default of any rental payment or other payment due under this Lease, Landlord may, in Landlords notice to Tenant of such default, require that the Tenant's payment to cure the default be in cash, cashier's check, and/or certified check. Landlord and Tenant agree that should Landlord so elect to require payment by cash, cashier's check or certified check in Landlord's notice to Tenant, a tender of money to cure the default which is not in the form requested by Landlord shall be deemed a failure to cure the default. Nothing in this Article shall in any way diminish or be construed as waiving any of Landlord's other remedies as provided elsewhere in this Lease, or by law or in equity.

ARTICLE XXII - INSOLVENCY OF TENANT

     22.1 Tenant agrees that if all or substantially all of Tenant's assets are placed in the hands of a receiver or trustee, and if such receivership or trusteeship continues for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated a bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of Tenant's debts, or should any involuntary proceeding be filed against Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then Tenant shall be in default under this Lease. However, this Lease or any interest in and to the demised premises shall not become an asset in any of such proceedings and in any of such events, and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at Landlord's option to declare the term hereof ended and to re-enter the demised premises and take possession thereof and remove all persons therefrom, and Tenant and anyone claiming under Tenant shall have no further claim therein or hereunder.

ARTICLE XXIII - SURRENDER OF LEASE

     23.1 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of the Landlord, operate as an assignment to Landlord of any or all of such subleases or subtenancies.

ARTICLE XXIV - SALE OF PREMISES BY LANDLORD

     24.1 In the event of any sale of the demised premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the demised premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such purchaser.

ARTICLE XXV - HOURS OF BUSINESS

     25.1 Tenant shall continuously during the term of this Lease operate the Tenant's business in the demised premises a minimum of fifty (50) hours per week, and shall keep the demised premises open for business and cause Tenant's business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in the City in which the demised premises are located to be open for business; provided, however, that this provision shall not apply if the demised premises should be:
(a) closed and the business of Tenant temporarily discontinued therein on account of causes beyond the reasonable control of Tenant, (b) closed for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee; (c) closed because of construction or remodeling; or (d) closed because off partial or total destruction or declaration of the premises being unsafe or unfit for occupancy. Tenant shall keep the demised premises adequately stocked with merchandise and with sufficient sales personnel to care for the patronage, and shall conduct said business in accordance with sound business practices.

     25.2 In the event of breach by the Tenant of any of the conditions contained in this Article, the Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the Guaranteed Minimum Rental hereinabove provided, but additional rent at the rate of one thirtieth (1/30) of the minimum monthly rent herein provided for each and every day that the Tenant shall fail to conduct its business as herein provided.

ARTICLE XXVI - ATTORNEYS FEES

     26.1 If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the demised premises by any reason or any act or omission of Tenant, then Tenant shall defend and hold harmless Landlord from all liabilities by reason thereof, including reasonable attorney fees and all costs incurred by Landlord in such litigation. If Landlord finds it necessary to retain an attorney in connection with the default by Tenant in any of the agreements or covenants contained ! in this Lease, Tenant shall pay reasonable attorney fees to said attorney. If either Landlord or Tenant, or their successors and assigns, shall commence any legal proceedings either in court or by arbitration against the other with respect to the enforcement or interpretation of any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other all expenses of said litigation, including any reasonable fees as may be fixed by the court or arbitrator having jurisdiction over the matter. The parties hereto agree that the Superior Court, State of Arizona, is the proper venue and jurisdiction for litigation of, or performance under any matters relating to this Lease, and service mailed to the address of Tenant set forth in this Lease shall be adequate service for such litigation, and Tenant hereby agrees and accepts said service at same, as though personally served.

ARTICLE XXVII - PAYMENT BY CHECK

     27.1 If any rent or other monetary payment due under the terms of this Lease is made by check wherein the payor is other than the Tenant herein, acceptance thereof shall in no way constitute acceptance by Landlord of any assignment or subletting. Any assignment or subletting must comply with the conditions of Article XX of this Lease.

  ARTICLE XXVIII - SECURITY DEPOSIT

     28.1 Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the security deposit delineated in paragraph H-3 of the Fundamental Lease Provisions hereof, receipt of which is hereby acknowledged by Landlord said deposit being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to), be applied to any rent due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant's default to the extent of the amount of the damages suffered.

     The security deposit shall be held by Landlord for Tenant, without interest thereon, owed or payable to Tenant, but the claim of Tenant to such payment or deposit shall be prior to the claim of any creditor of Landlord except a Trustee in Bankruptcy. Landlord may claim from such deposit only such amounts as are reasonably necessary to remedy Tenant's defaults in payment of rent, to repair damages to the premises caused by Tenant or to clean such premises upon termination of the tenancy. Any remaining portion of such deposit shall be returned to Tenant no later than thirty (30) days after termination of tenancy.

     Nothing contained in this Article XXVIII shall in any way diminish or be construed as waiving any of Landlord's other remedies as provided in Article XXI hereof, or by law or equity. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within fifteen (15) days after the date of such statement of demand shall constitute a material breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease pursuant to the provisions hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall be automatically amended to delete any reference to this
Article XXVI11, and Tenant shall be entitled to reimbursement of Tenant's security deposit from the party then holding said deposit.

ARTICLE XXIX -  BARRIERS

     29.1 Tenant shall not be permitted to construct, maintain or permit any barriers of any nature whatsoever upon the demised premises. The purpose of this paragraph is to ensure that the demised premises remain an integral part of the entire Shopping Center and that there be an unfettered flow off traffic and use of parking areas in the entire Shopping Center.

ARTICLE XXX - HOLDING OVER

     30.1 Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days written notice, and at a rental of one hundred fifty percent (150%) of the total rental as existed during the last year of the term hereof, and further upon the terms and conditions as existed other than rental during the last year of the term hereof.

ARTICLE XXXI - TIME OF THE ESSENCE

     31.1 Time is of the essence in this Lease.

ARTICLE XXXII - FLOOR

     32.1 The Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed by law. Tenant shall be solely responsible for the placement of any loads, and if any question whatsoever exists as to the placement of a load (and on all second stories, if any) Tenant shall request from Landlord in writing the actual maximum floor load per square foot designed by Landlord's architect, and Landlord shall provide such load information, which under no circumstances will Tenant exceed. Landlord reserves the right to approve and prescribe the weight and position of all safes which might be placed so as to distribute the weight of the same effectively and evenly. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to Landlord or other tenants in the Shopping Center.

ARTICLE XXXIII - EMINENT DOMAIN

     33.1 If any part of the demised premises shall be taken or condemned or is transferred in lieu thereof for any public or quasi-public use, and a part thereof remains which is reasonably susceptible of occupation hereunder for the use or uses provided for herein, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemning authority, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of the rent as the value of the demised premises retained bears to the value of the entire demised premises at the date of condemnation; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemning authority. If all the demised premises, or such part thereof be taken or condemned or is transferred in lieu thereof so that there does not remain a portion reasonably susceptible for occupation hereunder for the use or uses provided for herein, this Lease shall terminate as of the date title shall vest in the condemning authority. If a part, or all of the demised premises be taken or condemned or is transferred in lieu thereof, all compensation awarded upon such transfer, condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto. The Tenant hereby irrevocably assigns and transfers to the Landlord any right to compensation or damage to which the Tenant may become entitled during the term hereof by reason of the transfer, condemnation or taking of all or a part of the demised premises.

     33.2 If any part of the Parking or Common Area, as defined in Article V111, should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, nor shall the rent payable hereunder be reduced, nor shall Tenant be entitled to any part of the award made therefor except that Tenant may, at Tenant's option, terminate this Lease if as a result of such action the total gross building floor area of all buildings within the Shopping Center should exceed fifty percent (50%) of the total remaining ground level of the whole Shopping Center plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center.

ARTICLE XXXIV - GARBAGE. NUISANCE AND RECEIVING

     34.1 Tenant shall take good care of the demised premises and keep the same free from waste or nuisance at all times. Tenant shall keep the demised premises, including show windows, signs, sidewalks, passageways, serviceways and loading areas adjacent to the demised premises, neat, clean and free from dirt and rubbish at all times. Tenant shall store all trash and garbage in suitable receptacles within the demised premises or at such other place in the Shopping Center that Landlord may designate. Tenant shall remove Tenant's garbage and waste from the Shopping Center daily or, at the option of the Landlord, Landlord may arrange for such removal, in which event the assessment for such garbage collection will be treated in the same manner as assessments for other utilities provided under Article XVII hereof. Receiving and delivery of goods and merchandise and the preparation and removal of garbage and trash shall be done only at such times, in the areas, and through the entrances designated for such purpose by Landlord. These functions shall be subject to such regulations as Landlord may from time to time deem advisable for the proper operation of the demised premises and/or the Shopping Center. Tenant shall neither operate an incinerator nor burn trash or garbage within the Shopping Center area.

ARTICLE XXXV - NONLIABILITY FOR CERTAIN DAMAGE

     35.1 Landlord shall not be liable to Tenant for any death of or injury to any person or persons, or damage to property caused by the demised premises becoming out of repair, or by gas, water, steam, electricity, or oil leaking or escaping into the demised premises, except where due to Landlord's willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. Landlord shall not be liable to Tenant for any loss or damage of any kind whether occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whatsoever, excepting only willful misconduct, or negligent acts or omissions of Landlord or Landlord's duly authorized agents or employees in the course and scope of their employment.

ARTICLE XXXVI - PICKET LINES

     36.1 Tenant covenants to do all in its power to prevent the establishment of a picket line on, about or near the Shopping Center (informational or otherwise) evidencing a labor dispute directly or indirectly involving Tenant and/or Tenant's operations, products, merchandise or services whether on the demised premises or elsewhere; and, if such a picket line is established and is not permanently removed within twenty-four (24) hours, regardless of the reasons for nonremoval, Landlord shall have the right to terminate this Lease effective twenty-four (24) hours after delivery of notice to that effect, unless the picket line is permanently removed prior to expiration of the notice period.

ARTICLE XXXVII - WAIVERS

     37.1 One or more waivers of any covenant, term or condition of this Lease by either party hereto shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party hereto or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

ARTICLE XXXVIII - REAL ESTATE COMMISSIONS

     38.1 Tenant warrants that it has not had any dealings with any realtor, broker or agent, in connection with the negotiation of this Lease. Tenant agrees to pay and to hold Landlord harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or agent, other than those named in the Fundamental Lease Provisions, with respect to this Lease or the negotiation of this Lease.

ARTICLE XXXIX - LEASE IN FACT A SUBLEASE

     39.1 If this Lease is in fact or becomes a sublease, Tenant accepts this Lease subject to all of the terms and conditions of the underlying Lease or Master Lease under which Landlord holds the Shopping Center as Lessee, a copy of which Lease shall be made available to Tenant for Tenant's inspection. Tenant covenants that it will do no act or thing which would constitute a violation of Landlords obligations under such underlying Lease; and, to the extent this Lease may conflict with the terms and conditions of the underlying Lease, those terms and conditions shall control. If the underlying Lease is terminated for any reason, this Lease will likewise terminate simultaneously.

ARTICLE XL - ACCEPTANCE OF PREMISES

     40.1 Tenant's act of taking possession of the demised premises shall be deemed to be an acknowledgement that the demised premises are either constructed in accordance with the plans and specifications agreed to by the parties pursuant to this Lease Agreement and that the same comply fully with Landlord's covenants and obligations hereunder or that Tenant accepts the same in "as is" condition.

ARTICLE XLI - ESTOPPEL STATEMENT (CERTIFICATE)

     41.1 Tenant shall, at any and all times, and from time to time within fifteen (15) days prior request by Landlord, execute acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect or if there have been modifications, that the same is in full force and effect as modified, stating the modifications and the cites to which the fixed rent and any other charges have been paid in advance. It is intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective assignee, purchaser or encumbrances of the demised premises. Said statement shall be in a form as provided by Landlord. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute (and to deliver to any third party) any documents hereinabove required to be executed by Tenant, for and on behalf of Tenant, if Tenant shall have failed to do so fifteen (15) days after the request therefor by Landlord.

ARTICLE XLII - RULES AND REGULATIONS

     42.1 Tenant shall comply with all reasonable rules and regulations made by Landlord from time to time for the overall operation of the Shopping Center of which the demised premises are a part.

ARTICLE XLIII - COMPETITION

     43.1 During the term of this Lease, Tenant shall not directly or indirectly engage in any similar or competing business within a driving radius of three (3) miles from the outside boundary of the Shopping Center of which the demised premises are a part.


ARTICLE XLIV - NOTICES

     44.1 Wherever in this Lease it shall be required or permitted that notice and/or demand be given or served by either party to this Lease to or on the other, such notice and/or demand shall be deemed to have been duly given or served, whether actually received or not, forty-eight (48) hours after being deposited in the United States Mail, postage prepaid, by Certified Mail, Return Receipt Requested, addressed as set forth in Paragraphs J and K of the Fundamental Lease Provisions.

ARTICLE XLV - SUCCESSORS IN INTEREST

     45.1 The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all the parties hereto. All of the Tenants hereto shall be jointly and severally liable hereunder.

ARTICLE XLVI - TENANT'S PERFORMANCE

     46.1 If Tenant shall fail within any time limits which may be provided herein to complete any work or perform any other requirement provided to be performed by Tenant prior to the commencement hereof, or if Tenant shall cause a delay in the completion of any work, Landlord shall send Tenant written notice of said default, and if said default is not corrected within ~ten (10) days thereafter, Landlord shall have the option of terminating this Lease by a written notice of termination, and I upon forwarding of said notice this Lease shall cease and terminate. Landlord shall be entitled to retain as liquidated damages all deposits made hereunder and such improvements as Tenant may have annexed to the realty that cannot be removed without damage thereto.

ARTICLE XLVII - FORCE MAJEURE

     47.1 If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing contained in this Article XLVII shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder.

ARTICLE XLVIII - PARTIAL INVALIDITY

     48.1 If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

ARTICLE XLIX - MARGINAL CAPTIONS

     49.1 The various headings and numbers herein, the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

ARTICLE L - SUBORDINATION, ATTORNMENT

     50.1 This Lease, at Landlord's option, shall be subordinate to the lien of any deed of trust or mortgage previously or subsequently placed upon the real property of which the demised premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to the lien of any such deed of trust or mortgage, Tenant's right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe end perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

     If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, the Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the demised premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

     If upon any sale, assignment or hypothecation of the demised premises or the land thereunder by Landlord, or at any other time, an estoppel certificate, and/or financial statement and/or assignment of rights shall be requested of Tenant, Tenant agrees, within ten (10) days thereafter, to deliver such financial statement and to deliver such estoppel certificate (in recordable form) addressed to any such proposed mortgagee or purchaser or to Landlord certifying the requested information including, among other things, the dates of commencement and termination of this Lease, the amounts of security deposits, that this Lease is in full force and effect (if such be the case) and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist. Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estopped certificate and financial statement. Tenant shall in the same manner acknowledge and execute any assignment of rights to receive as required by any mortgagee of Landlord.

     Should Tenant fail to provide such estoppel certificate, financial statement or assignment of rights within ten (10) days of the service on Tenant of a request therefor, then it is agreed between the parties hereto that Landlord may suffer substantial damage as a result of Tenant's failure and, therefore, Tenant shall pay to Landlord daily Additional Rental, in addition to all other rental due under this Lease, in an amount equal to one-thirtieth (1/30) of the Guaranteed Minimum Monthly Rental (as set forth in Article IV) for each day commencing on the eleventh (11th) day after service of the request for such estoppel certificate, financial statement or assignment of rights until the same is provided to Landlord, its mortgagee or purchaser. Said daily Additional Rental shall be due and payable daily for each day commencing on the eleventh
(11th) day following the service of such request, and in default three (3) days after each such daily due date.

ARTICLE LI - RECORDATION

     51.1 Neither Landlord nor Tenant shall record this Lease Agreement without the prior written consent of the other. However, either party may record a short form Memorandum hereof, but only in a form as approved by Landlord in writing prior to recording.

ARTICLE LII - SALE OF MERCHANDISE IN PUBLIC AREAS

     52.1 Without the written consent of Landlord Tenant shall not peddle, advertise or sell any merchandise or services of any kind whatsoever in the Public Areas, sidewalks or Common Areas of the Shopping Center.

ARTICLE LIII - RELATIONSHIP OF PARTIES

     53.1 Nothing contained within this Lease shall be deemed or construed to effect a partnership or joint venture relationship between Landlord and Tenant, it being specifically acknowledged that the sole and exclusive relationship between the parties is that of Landlord and Tenant.

ARTICLE LIV - REVISION OF EXHIBIT "A"

     54.1 It is understood and agreed that the site plan attached hereto as Exhibits "A" and "A-1" are preliminary and that prior to the commencement of the term hereof Landlord may revise said site plan and change the site of Tenant's demised premises. In the event of such a change, and if it is of a material nature in Landlord's discretion, Landlord or Tenant may cancel this Lease upon notice to the other, in which event any security deposit or prepaid rent paid by Tenant shall be refunded to Tenant, and neither party shall thereafter have any further obligations to each other respecting this Lease. It is further understood that after the commencement of the term hereof, Landlord may modify the site plan without Tenant's consent, so long as such modification does not unreasonably affect the use of Tenant's demised premises.

ARTICLE LV - NO ORAL AGREEMENTS

     55.1 This Lease covers in full each and every agreement of every kind and of every nature whatsoever between the parties, their respective agents, and representatives hereto concerning this Lease, and all preliminary negotiations and agreements including letters, and correspondence of whatsoever kind or nature merged herein. There are no oral agreements or implied covenants, except as specifically set forth in this Lease, or the exhibits attached hereto and by this reference incorporated herein. This Lease may be modified only by written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have duly executed the Fundamental Lease Provisions, this Lease Agreement together with the herein referred to Exhibits which are attached hereto, the day and year first above written.

LANDLORD:                               TENANT:

FIRST AMERICAN TITLE                    HTNZ LASER, INC. AN ARIZONA CORPORATION
  INSURANCE COMPANY TRUST #4551         DBA: HOLLYWOOD TRENZ/ULTRAZONE

By /S/ROBERT P. MORRISON                By /S/  EDWARD A. SHOWALTER
   ----------------------------           -------------------------------------
    ROBERT P. MORRISON, AGENT




 Date  6/27/95                          Date   June 27, 1995
 -------------------------             ------------------------------------


  STATE OF  )
            )
  County of )

     SUBSCRIBED   AND   SWORN   to   before   me   this   day   of   ,   199   ,
by------------------------,---------------------------------                 and
- --------------------------- .

My Commission Expires:

- ------------------------                       ---------------------------------
                                                     Notary Public

               ADDENDUM TO THAT CERTAIN LEASE DATED June 27, 1995
     BETWEEN FIRST AMERICAN TITLE INSURANCE COMPANY TRUST #4551 AS LANDLORD
                        AND HTNZ, AN ARIZONA CORPORATION
                    DBA: HOLLYWOOD TRENZ/ULTRAZONE AS TENANT

     IT IS UNDERSTOOD AND AGREED that the above-mentioned Lease shall be amended to read as follows:

     1) Tenant's pro rata share of operating expenses, as outlined in Article 4.3, Items A-G, in the Lease Agreement shall be 4.27879% currently estimated at $3,145.05 per month to be reconciled annually.

     2) Deposit: Upon signing of Lease, Lessee agrees to pay Lessor TWENTY-TWO THOUSAND FIVE-HUNDRED EIGHTY-FIVE AND 38/100 DOLLARS ($22,585.38). Said amount represents first and last month's rent broken down as follows:

First Month - $7,697.67-rent; $3,145.05-estimated common area maintenance; $449.97-rental tax (currently @ 4.15%), totaling $11,29Z.69.

Last Month - $7,697.67-rent, $3,145.05-estimated common area maintenance; $449.97-rental tax, totaling $11,292.69

     3) Options: Tenant may elect to, and Landlord agrees to the exercise of two
(2) five year options, providing Tenant exercises these options in writing ninety (90) days prior to the expiration of the then current term, and providing that Tenant is not then in default.

     4) Except as herein modified, all of the terms and conditions of said Lease shall remain in full force and effect.

LANDLORD:                               TENANT:

FIRST AMERICAN TITLE INSURANCE          HTNZ LASER, INC., AN ARIZONA CORPORATION
COMPANY TRUST #4551                     DBA:  HOLLYWOOD TRENZ/ULTRAZONE

By  /S/  ROBERT P. MORRISON             By  /S/  EDWARD R. SHOWALTER
   ----------------------------            -------------------------------------
   ROBERT P. MORRISON, AGENT               EDWARD R. SHOWALTER, PRESIDENT

                                        By  /S/  GREGORY D. SMITH
                                           -------------------------------------
                                           GREGORY D. SMITH, VICE-PRESIDENT

Date    6/27/95                         Date     June 27, 1995
     ---------------------------             -----------------------------------

STATE OF        )
                )
County of       )


     SUBSCRIBED   AND   SWORN   to   before   me   this   day  of  ,  199  ,  by
- -------------------------, -----------------------,and -----------------------.


My Commission Expire:

- --------------------------------        ---------------------------------------
                                                     Notary Public

                                    EXHIBIT B
                                 SIGN CRITERIA
                             BELL CANYON PAVILIONS
                                Phoenix, Arizona

GENERAL

     The purpose of this statement of Sign Criteria is to inform Tenants of the framework within which the Landlord will review and approve all signs to be erected in the Showing Center by tenants. Specific limits or requirements are stated herein. Nothing hereinafter stated shall be construed as limiting Landlord's right to require modifications to signs prior to its approving them or to modify these criteria at Its sole discretion.

SIGNS ON FASCIAS

1. Number of Signs:

     A. One (1) permitted per store, except as further describe.

     B. When a store Is at the intersection of two outside storefront wells, Landlord will permit one sign on each facade. No signs will be permitted on any back wall except those outlined in Section V herein.

2. Location of Signs:

     Identification confined to Tenant's leased frontage within the neutral strips separating two tenants. All signs to be located on building fascia as determined by Landlord.


3. Mounting of Signs:

     A. All signs shall be constructed and mounted so that all fasteners, hangers, brackets, transformers, light leaks and wiring will be concealed from public view.

     B. All fasteners will be on non-corrosive material such as aluminum, stainless steel or cadmium plated so as to not strain the fascia. All holes and fasteners will be fully covered with silicone caulk to aid in rust prevention and avoid water penetration through the fascia. The proper number and size of fasteners will be used to support each individual letter but care will be taken during Installation to minimize damage to the fascia.

4. Size of Signs:

     Except as otherwise specifically limited here, the size of signs and letters shall not exceed the following limits:

     A. Maximum length of sign:    75% of storefront width

     B. Maximum height of letters: 20" maximum height

     C.  Minimum height of sign:   Vertical  dimensions  to be at least  12" in
                                   height

     D. Depth of letters:          6" from back of letter to letter face

5. Sign  Text:

     Text shall be limited to Tenant's trade name as set forth In Section 6.5.

6. Types of Slogans Permitted:

     A. Individual letters.

     B. Script "signatures" without background, customarily used at Tenant's other places of business.

     C.  Individual  "cut  out"  block  letters,   provided  the  over-all  sign
Installation does not, in Landlord's opinion, constitute a box sign.

7.  Materials and Colors of Sign Letters:

     A. Letter faces to be of 3/16" acrylite plexiglass: White #015-2; Red #209-0; or Blue #605-0.

     B. Letters to be made of minimum .040 aluminum backs and returns with a painted finish of Pittsburg Paint's DITZLER Delstar semi-gloss paint (#33406) trimmed with one (1" inch gold jewelite trim around the plexiglass edge. All aluminum surface inside letters will be painted white.

8. Types of Illuminatlon:

     A. All signs on canopy  fascia must be lighted.  Letters must be internally
illuminated  (with   translucent   faces  and  with  light  sources   completely
concealed).

     B. Letters to be internally illuminated with 4500 H.0. Voltarc brand white 15 mm neon tubing and 30 M. A. transformers. Neon Colors: Fluorescent blue neon with blue #605-0; clear red neon with red @309-0; white neon to be used with white #015-2.

9.  Specific Prohibitions:

     The following are specifically prohibited:

     A. Raceway mounted signs.

     B. Interior and exterior flashing, rotating and/or moving signs.

     C. Interior and exterior neon and/or other exposed light sources of any description whatsoever.

     D. Light leaks of any kind.

     E. Illuminated sign panels or sign backgrounds.

     F. Box signs.

     G. Portable signs located within one (1) mile of the Shopping Center.

     H. Visible sign company names.

     I. Decals on door or show window glass (unless required by code or approved by Landlord.)

10.  Drawings to be Submitted:

     FOUR (4) complete sets of sign drawings must be submitted to the Landlord for approval BEFORE fabrication. Tenant's sign drawings must include the following:

     A. Elevation view of sign (drawing to accurate scale) with dimensions of height of letters and length of sign.

     B. Notation of the specific manufacturer, sizes and colors of the lens and letter; materials and the neon tubing and transformers.

     C. Cross-sectlon view through sign letter showing materials and the dimensioned projection of the face of the letter from the face of the wall surface.

     D. Scale drawing of location of sign on fascia. The Landlord shall initial sign drawings submitted by Tenant indicating Landlord's approval provided such drawings conform to the criteria specified herein and shall not be responsible for the cost of refabricatlon of signs fabricated, ordered or constructed, that do not conform to such sign criteria or are not specifically approved in writing by Landlord.

11. Storefront Signs or Lettering:

     A. No signs or lettering shall be painted on or attached to the glass of storefronts, windows or doors, except as herein specified.

     1) Neat lettering, consisting of letters not exceeding 1-1/2" in height, may be placed on the Inside of the window adjacent to the front door for the purpose of identification and information such as store hours and emergency phone numbers.

     2)   Lettering shall be confined to an area not exceeding 18" x 18".

     B. No signs such as billboards, sales, specials, etc., can be attached to Interior or exterior face or storefront, windows or doors except as approved by Landlord in writing.

12.  Loading  Door  Signs:

     No signs or lettering shall be painted directly on service doors, but stores having rear service doors on loading courts or service corridors shall provide a standard sign for these doors, consisting of Tenant's trade name in 1-1/2" white Helvetica vinyl letters centered on the door on a vertical line 5' above the bottom of the door. No other type or design of sign is permitted.

13.  Miscellaneous  Signs:

     A. Any and all signs which, in Landlord's opinion, are not covered by the requirements set forth above shall be reviewed on their individual merits.

     B. There shall be no exterior free-standing or pylon sign other than those which landlord may elect to have erected to properly display the name of the shopping center. in Landlord's opinion. are not covered by the requirements set forth above

14.  Added  Information:

     A. Electrical conduit and make-up box to the signs will be installed by Landlord as part of the Tenant Finish Allowance.

     B. Electrical service, wiring and time clock to be paid by Tenant.

     C. Monthly electrical service to be paid by Tenant.

                                   EXHIBIT "C"

                                    GUARANTEE


     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee, warranty and assure to Landlord, its successors and assigns, without limitation and as and for their own obligation, the full, complete and prompt performance of each and all of the obligations, covenants and agreements of Tenant contained in or undertaken by, or imposed upon Tenant pursuant to the terms of the Lease Agreement, including any amendments, addenda or modifications thereto, whether material or otherwise, and whether made after the execution of the Lease Agreement and of this Guaranty. Guarantors further unconditionally and irrevocably authorize the Lessor to enter into modifications and revisions of the Lease Agreement, renewals and extensions of any such instruments, and to take and hold security for the leasehold obligations, to subordinate, compromise, or release any security, upon such terms and conditions as Lessor may elect, without giving notice to any Guarantor or obtaining any consent of any Guarantor. Each Guarantor's obligations under this Guaranty are independent of those of the Tenant and independent of those other Guarantors. Lessor may bring a separate action against any one or more Guarantors without first proceeding against the Tenant or any other person or any security held by Lessor and without pursuing any other remedy. Lessor's rights under this Guaranty will not be exhausted by any action by Lessor until all of the indebtedness due under the Lease Agreement has been fully paid and performed. Each Guarantor waives all statutes of limitations as a defense to any action brought against any Guarantor to the fullest extent permitted by law, any defense based upon legal disability of the Tenant, presentment, demand, protest and notice of any kind and each Guarantor assumes full responsibility or keeping fully informed of the financial condition of Tenant and all other; circumstances affecting each Guarantor and the Tenant's ability to perform its obligations to Lessor, and agrees that Lessor receives about the Tenant's financial condition or the financial condition or circumstances of any Guarantor, bearing on the ability to perform of any of them.

     Guarantors further hereby unconditionally and irrevocably covenant until discharged to indemnify, defend, exonerate, and hold harmless Landlord for any loss, damage or cost of any kind or nature whatsoever, including attorney's fees, expert fees, and costs resulting from any breach or failure of performance on the part of Tenant with respect to any and all obligations of Tenant pursuant to the Lease Agreement.

     IN WITNESS WHEREOF, the undersigned Guarantors have executed this Guarantee this Guarantee this 27 day of June, 1995.



/S/  EDWARD R. SHOWALTER                   /S/  ROBERT E. BURTON, JR.
- ------------------------------------      -------------------------------------
GUARANTOR  EDWARD R. SHOWALTER  DATE      GUARANTOR ROBERT E. BURTON, JR., DATE
           AN UNMARRIED MAN,                        INDIVIDUALLY & PERSONALLY
           INDIVIDUALLY & PERSONALLY

/S/  GREGORY D. SMITH
- ------------------------------------
GUARANTOR  GREGORY D. SMITH,    DATE
           AN UNMARRIED MAN,
           INDIVIDUALLY & PERSONALLY



STATE OF         )
                 )
County of        )

     SUBSCRIBED AND SWORN to before me this ------ day of ------------, 199----, by
- ------------------,--------------------,---------------------,-----------------,
and ---------------------.

                                   --------------------------------------------
                                               Notary Public

My Commission Expires:

- ---------------------

                                  Attachment 9

                                 LEASE ADDENDUM

     THIS AGREEMENT is entered into this 27th day of June, 1996 by Ultrazone Franchising, Inc., a corporation organized under the laws of the State of Nevada with its offices at 2555 Maryland Parkway, Las Vegas, Nevada 89109 ("UFI"); First American Title Insurance Company Trust #4551, with its principal office at
- ------------------ ("Lessor"); and HTNZ Laser, Inc., with its principal offices at 3471 North Federal Highway, Ft. Lauderdale, Florida 33306 ("Lessee").

                                   RECITALS:

     Lessor has agreed to lease to Lessee premises located at 2710 West Bell Road, Suite 1150, Phoenix, Arizona for use by Lessee as a ULTRAZONE business ("Franchised Business") operated under UFI's systems and proprietary marks under a written Franchise Agreement dated ------------- between UFI and Lessee as Franchisee ("Franchise Agreement");

     B. Under the terms of the Franchise Agreement, all right, title and interest in the lease and this Agreement ("Lease") must be assigned to UFI, if UFI in its sole and absolute right exercises its option to purchase the assets of the Franchised Business or otherwise to assume the Lease on an occurrence of default or termination or expiration and nonrenewal of the Lease or default or termination or expiration of the franchise;

     C It is the intent of the parties to provide UFI with the opportunity to preserve the leased premises as a Franchised Business In case of any default or termination or expiration of the Lease or franchise and to assure Lessor that if UFI exercises this right under this Agreement, any defaults of Lessee under the Lease will be cured by UFI before it takes possession of the leased premises; and

     D. Lessee and UFl wish to preserve their rights under the Franchise Agreement as to the leased premises, including UFI's right to enter and/or take possession of the premises to enforce UFI's rights on Lessee's default under the Lease or the Franchise Agreement.

     In consideration of the recitals above and of the terms below, the parties agree:

     1. Default of Lessee under Lease. Lessor will give UFI notice of any default or termination of the Lease concurrently with giving notice to Lessee. If Lessee fails to cure any default within the period provided in the Lease, Lessor will give UFI immediate written notice of the failure to cure and Lessor will offer to UFI] and UFI will have the sole and absolute right (but not the obligation), either to cure the default and preserve Lessee's interest in the premises and in the Lease, or to accept an assignment of the Lease or a new lease containing the same terms and conditions of the Lease, whichever UFI elects. If UFI elects lo continue the use of the premises under an assignment of the Lease or a new lease, it will so notify Lessor in writing within thirty (30) days after it has received written notice from Lessor specifying the default(s) Lessee has failed to cure within the period specified in the Lease. On receipt of that notice from UFI Lessor will promptly execute and deliver to UFI an assignment of the Lease or a new lease, whichever UFI requests, and win promptly deliver to UFI possession of the premises, free and clear of any rights of Lessee or any third party. UFI, before taking possession of the premises, will cure the default(s) specified by Lessor in its notice to UFI and will execute and deliver to Lessor its acceptance of the assignment of Lease or of the new lease, as the case may be.

     2. Repurchase. Termination or Expiration of Franchise. If UFI repurchases the franchise from Lessee, or if the franchise between UFI and Lessee expires or is terminated for any reason during the term or any extension of the Lease, Lessee, on the written request of UFI will assign to UFI all of its right, title and interest in the Lease. If UFI elects to accept the assignment of the Lease from Lessee, it will give Lessee and Lessor written notice of its election to acquire the leasehold interest. Lessor consents to the assignment of the Lease from Lessee to UFI, subject to Lessee's and/or UFI's curing any default(s) of Lessee under the Lease before UFI takes possession of the premises. Alternatively, in case of repurchase, expiration or termination of the franchise, UFI may elect to enter into a new lease with Lessor containing the same terms and conditions as the Lease. On Lessor's receipt of written notice from UFI advising Lessor that UFI elects to cuter into a new lease, Lessor will execute and deliver the new lease to UFI for its acceptance. Lessor and Lessee will deliver possession of the premises to UFI, free and clear of all rights of Lessee or third parties, subject to UFI curing any default(s) of Lessee under the Lease and executing an acceptance of the assignment of Lease or the new lease, as the case may be. If UFI does not accept assignment of the Lease or a new lease after repurchase, termination or expiration of the franchise, or if UFI determines that it must enter the leased premises to enforce any of its rights under the Franchise Agreement, Lessor consents to UFI's or its agent's entry onto the leased premises to enforce UFI's rights under the Franchise Agreement, including the removal of signs, materials, fixtures, equipment and other items identifying Lessee with UFI or belonging to UFI. Lessor agrees that, in exercising these rights, UFI will not be guilty of trespass or any other tort as to Lessor. UFI agrees to repair any damage to the leased premises caused by its entry and activity on the premises.

     3. Relationship to Franchise Agreement. Lessor acknowledges that the Lease and/or any new or amended lease executed by the parties will be subject to and not inconsistent with the Franchise Agreement. For example, Lessor must permit UFl's entry onto the leased premises for the purpose of enforcing UFI's rights under the Franchise Agreement or for routine visits.

     4. Use or Assignment of Premises. The parties agree that the leased premises must only be used for the operation of the Franchised Business restaurant and arcade and that Lessee may not sublease or assign all or any part of its occupancy rights without UFI's prior written approval.

     5. Obligations of UFI. The parties acknowledge that the Lease does not create any rights against or obligations of UFI unless specifically stated in this Lease Addendum.

     6. Display of Marks.  Lessor agrees that Lessee and/or UFI may display Ups
and/or  its  licensees   marks  according  to  UFI's   specifications   in  the
Confidential Operations Manual provided to Lessee under the Franchise Agreement, as modified from time to time by UFI in its sole and absolute right, subject to the provisions of applicable law and community standards.

     27. Right to Information. Lessor agrees to provide to UFI, on request, sales and other information regarding the Franchised Business or the Lease, including arty formation finished to Lessor by Lessee.

     8. Delivery of Lease: UFI's Prior Written Approval. Lessor and Lessee agree to deliver the Lease in executed form to UFI within 5 days after execution, and acknowledge that the Lease is subject to UFI's execution and prior written approval

     9. Waiver. Failure of UFI to enforce or exercise any of its rights under this Agreement will not constitute a waiver of those rights or a waiver of any subsequent enforcement or exercise of its rights under this Agreement.

     10. Execution of Documents. The parties agree to execute all documents or agreements and to take all action as may be necessary or desirable to effectuate the terms of this Agreement.

     11. Amendment of Lease. Lessor and Lessee agree not to amend, modify or waive the terms of the Lease in any respect without the prior written consent of UFI.

     12. Amendment of Agreement. This Agreement may be amended only in writing signed by all parties.

     13. Vacation of Premises. Lessee agrees to peaceably and promptly vacate the premises and to remove its personal property on the repurchase, termination or expiration of the franchise or on Lessee's failure to timely cure defaults under the Lease. Any property not so removed within 10 days after Lessee vacates the premises hill be deemed abandoned.


     14. Delivery of Possession, If it becomes necessary for Lessor to pursue legal action to evict Lessee in order to deliver possession of the premises to UFI, UFI will, at the written request of Lessor, pay into escrow amounts necessary to cure any default(s) by Lessee, pending delivery of the premises to UFI If Lessor is tenable to deliver the premises to UFI within six (6) months from the date UFI notifies Lessor of its election to continue the use of the premises, UFI will have the right at any time to withdraw its election to acquire a leasehold interest in the premises, at which time all amounts deposited by UFI in escrow plus interest earned will be returned immediately to UFI. UFI will not be required to cure defaults and/or begin paying rent until delivery to it of possession of the premises, free and clear of any of Lesser's rights or the rights of away third parties.

     15. Lessee's Liability. Lessee will remain liable for all of its obligations under the Lease regardless of the assignment of the Lease to UFI or the execution of a new lease between UFI and Lessor, and UFI will be entitled to recover from Lessee all amounts it has paid to Lessor to cure any default(s) by Lessee under the Lease.

     16. Notices. All notices will be mailed by certified mad to the addresses described in this Agreement or to such other addresses as the parties may, by written notice, designate.

     17. Binding Effect. This Agreement will be binding on the parries, their heirs, executors, successors, assigns and legal representatives.

     18. Severability. If any provision of this Agreement or any part is declared invalid by any court of competent jurisdiction, the am will not affect the validity of this Agreement and the remainder of this Agreement vriI1 remain in effect according to the terms of the remaining provisions or parts of provisions of this Agreement.

     19. Remedies. The rights and remedies created under this Agreement will be deemed cumulative and no one of the rights or remedies will be exclusive at law or in equity of the rights and remedies which UFI may have under this Agreement or any other agreement to which UFI and Lessee are parties.

     20. Attorney's Fees. If any action is instituted by any party to enforce any provision of this Agreement, the prevailing party will be entitled to recover all attorney's fees and costs incurred in the action.

     21. Construction. This Agreement will be governed by and interpreted under the laws of the State of Nevada.

     Each of the undersigned agrees to the terms of this Agreement, effective the day and year first above written.

WITNESS
                                         FIRST AMERICAN TITLE INSURANCE
                                         COMPANY TRUST #4551

/S/  GREGORY D. SMITH                    By   /S/   ROBERT P. MORRISON   ????
- -----------------------------            ---------------------------------------
                                         LESSOR


                                         HTNZ LASER, INC.

/S/  ROBERT E. BURTON, JR.               By    ROBERT R. SHOWALTER
- ------------------------------           ---------------------------------------
                                         LESSEE President


ATTEST                                   ULTRAZONE FRANCHISING, INC.

- ------------------------------           ---------------------------------------

                                         By-------------------------------------

                          Robert Morrison Incorporated
  07/20/95
                                    GTT, INC.
              2200 EAST RIVER ROAD SUITE 111 TUCSON, ARIZONA 85718
                                 (602) 299~4554


               ADDENDUM TO THAT CERTAIN LEASE DATED JUNE 27, 1995
     BETWEEN FIRST AMERICAN TITLE INSURANCE COMPANY TRUST #4551 AS LANDLORD
                        AND HTNZ, AN AR120NA CORPORATION
                         DBA: HOLLYWOOD TRENZ/ULTRAZONE
                                    AS TENANT

  IT IS UNDERSTOOD AND AGREED that the abovE-mentioned Lease shall be amended to read as follows:

     1) Floor space of leased premises of a approximately 13,196 square feet, as noted in the Lease Agreement, shall be increased by approximately 10,986 square feet, making a total leased space of approximately 24,182 square feet.

     2) Tenant's pro rata share of operating expenses, as outlined In Article 4.3, Items A-G, in the Lease Agreement shall be 7.8410% currently estimated at $5,763.36 per month to be reconciled annually.

     3) Rental:  Rental commencing  January 1, 1996 shaft be amended as follows:

                      Base Rent:             $14,106.17
                      Monthly CAM Amt:         5,763.38(Estimated)
                      4.15% Rental Tax:          824.59
                                             ----------
                        Total Due:           $20,694.14

     4) Tenant Improvements: Tenant agrees to Install two bathrooms in Suite 1180 and will insure that these bathrooms meet ADA standards.

     5) Deposit: Upon signing of Addendum, Lessee agrees to pay Lessor EIGHTEEN THOUSAND EIGHT HUNDRED TWO AND 88/100 (S18,802.88). Said amount represents additional first and last months rent broken down as follows:

     First Month $6,408.50-rent; $2,618.33-estimsted common area maintenance; $374.61-rental tax (currently @ 4.15%), totaling $9,401.44.

     Last Month - $6,408.50-rent; $2,618.33-estimated common area maintenance; $374.61-rental tax, totally $9,401.44.

     6) Except as herein modified, all of the terms and conditions of said Lease shall remain In full force and effect.


LANDLORD:                              TENANT:

FIRST AMERICAN TITLE INSURANCE         HTNZ LASER, INC., AN ARIZONA CORPORATION
      COMPANY TRUST #4551              DBA:  HOLLYWOOD TRENZ/ULTRAZONE

By  /S/  ROBERT P. MORRISON            By   /S/  EDWARD R. SHOWALTER
- ----------------------------------     ----------------------------------------
    ROBERT P. MORRISON, AGENT           Edward R. Showalter, President

                                       By  /S/  GREGORY D. SMITH
                                       ----------------------------------------
                                       Gregory D. Smith, Vice President


Date    8/21/95                        Date   JULY 28, 1995
    -------------------------------         ------------------------------------

STATE OF         )
                 )
County of        )

     SUBSCRIBED AND SWORN to before me this ------ day of ------------, 199----, by
- ------------------,--------------------,---------------------,-----------------,
and ---------------------.

                                   --------------------------------------------
                                               Notary Public

My Commission Expires:

- ---------------------

                         Robert Morrison Incorporated
                                   GTT, INC.

              2200 EAST RIVER ROAD SUITE 111 TUCSON. ARIZONA 85718
                                  (602)299-4554
09/19/95


               ADDENDUM TO THAT CERTAIN LEASE DATED JUNE Z7, 1995
     BETWEEN FIRST AMERICAN TITLE INSURANCE COMPANY TRUST #4551 AS LANDLORD
                  AND HTNZ LASER, INC., AN ARIZONA CORPORATION
                    DBA: HOLLYWOOD TRENZ/ULTRAZONE AS TENANT

     IT IS UNDERSTOOD AND AGREED that the above-mentioned Lease shall be amended to read as follows:

     1) Floor space of leased premises of approximately 24,182 square feet, as noted in the Lease Agreement, as amended, shall be increased by approximately 8,514 square feet, making a total leased space of approximately 32,696 square feet.

     2) Tenant's pro rata share of operating expenses, as outlined in Article 4.3, Items A-G, in the Lease Agreement shall be 10.6016% currently estimated at $7,792.55 per month to be reconciled annually.

     3) Rental:  Rental commencing  January 1, 1996 shall be amended as follows:
Base Rent:

              Base Rent:                    $19,072.67
              Monthly CAM Amt:                7,792.55  (Estimated)
              4.15% Rental Tax:               1,114.91
                                            ----------
              Total Due:                    $27.980.13

     4) Deposit: Upon signing of Addendum,  Lessee agrees to pay Lessor FOURTEEN
THOUSAND  FIVE  HUNDRED  SEVENTY-ONE  AND  98/100   ($14,571.90).   Said  amount
represents additional first and last month's rent broken down as follows:

     First Month - $4,966.50-rent; $2,029.17-estimated common area maintenance; $290.32-rental tax (currently @ 4.15%), totaling $7,285,99.

     Last Month - $4,966.50-rent; $2,029.17-estimated common area maintenance; $290.32-rental tax, totaling $7,285.99.

     5) Except as herein modified, all of the terms and conditions of said Lease shall remain in full force and effect.


 LANDLORD:                              TENANT:

FIRST AMERICAN TITLE INSURANCE         HTNZ LASER, INC., AN ARIZONA CORPORATION
      COMPANY TRUST #4551              DBA:  HOLLYWOOD TRENZ/ULTRAZONE

By  /S/  ROBERT P. MORRISON            By   /S/  EDWARD R. SHOWALTER
- ----------------------------------     ----------------------------------------
    ROBERT P. MORRISON, AGENT           Edward R. Showalter, President


                                       By  /S/  GREGORY D. SMITH
                                       ----------------------------------------
                                       Gregory D. Smith, Vice President


Date                                   Date
    -------------------------------         ------------------------------------

STATE OF         )
                 )
County of        )

     SUBSCRIBED AND SWORN to before me this ------ day of ------------, 199----, by
- ------------------,--------------------,---------------------,-----------------,
and ---------------------.

                                   --------------------------------------------
                                               Notary Public

My Commission Expires:

- ---------------------